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                                                                      Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have issued our report dated September 8, 2006, accompanying the consolidated financial statements incorporated by reference in the Annual Report of DSA Financial Corporation on Form 10-KSB for the year ended June 30, 2006. We hereby consent to the incorporation by reference of said report in the Registration Statement of DSA Financial Corporation on Form S-8 (File No. 333-132567).

\s\ Grant Thornton LLP

Cincinnati, Ohio
September 8, 2006